UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement.

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☐	Definitive Proxy Statement.

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☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12.

Legg Mason Partners Institutional Trust

Legg Mason Partners Income Trust

Legg Mason Partners Money Market Trust

Legg Mason Partners Premium Money Market Trust

Legg Mason Partners Variable Income Trust

Master Portfolio Trust

Western Asset Funds, Inc.

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Western Asset Complex Wide (30870)	Inbound #:1-866-300-0742

Western Asset Funds

Meeting Date:	Tuesday, December 3rd, 2019 @ 10:00 A.M. (Eastern)

Meeting Place:	620 Eighth Avenue
49th Floor
New York, New York 10018

Record Date:	September 13th, 2019

Mail Date:	On or about October 7th, 2019

LED Display:	“Western Asset”

Proxy01 Database Name:	“Western Asset Funds 12.3.19”

Link to Materials/Online Voting:	TBD

Please Note:	Our name is listed in Proxy Statement; however our TFN is not in the statement.

Briefly

At this Joint Special Meeting you are being asked to vote on one proposal:

1)	To elect Board Members.

The Board recommends a “FOR” vote on the proposal.

Would you like to vote along with the recommendations of the Board?

PROPOSAL 1: Elect Board Members

  Q1.  What am I being asked to vote on and why?

Shareholders are being asked to elect the Board Members of their Western Asset Funds. The Funds represent substantially all of the Western Asset mutual funds within the Legg Mason fund complex that are advised by Western Asset. Currently, the Western Asset Funds are overseen by two different Boards with a combined 14 Board members. Each Board recommends that shareholders elect all of the nominees, which will result in a single Board with 10 Board members. The nominees are principally comprised of members of both existing Boards who currently oversee substantially all of the Western Asset-advised mutual funds in the Legg Mason fund complex.

The Nominees’ term of office is expected to commence on or about January 1, 2020 or, if the meeting is adjourned or postponed to a date after January 1, 2020, promptly after the election of the Nominees.

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  Q2.  Who are the nominees?

MEMBER	CURRENT POSITION	BEGAN SERVING
Robert Abeles, Jr	Board Member & Nominee	2013
Jane F. Dasher	Board Member & Nominee	1999
Anita L. DeFrantz	Board Member & Nominee	1998
Susan B. Kerley	Board Member & Nominee	1992
Avedick B. Poladian	Board Member & Nominee	2007
William E.B. Siart	Board Member & Nominee	1997
Jaynie Miller Studenmund	Board Member & Nominee	2004
Peter J. Taylor	Nominee	2019
Ronald L. Olson	Board Member & Nominee	2005
Jane E. Trust, CFA	President & CEO; Nominee	2015

Agent Note: Biographical Information about the directors begins on page [11] of the Proxy Statement

*Agent Note: Peter Taylor does not currently serve on either Board. Mr. Taylor also serves (since March 1, 2019) as a Director and Trustee of two closed-end Western Asset funds, Western Asset Investment Grade Income Fund Inc. (“PAI”) and Western Asset Premier Bond Fund (“WEA”), which are part of the Legg Mason fund complex. Mr. Taylor was retained to provide services to the Independent Board Members of one Board with respect to their oversight of those Western Asset Funds.

  Q3.  What are the benefits of Board Realignment and Unification?

The current Boards believe that the unification of the Boards may promote more efficient and effective communication among the Board members that oversee Western Asset-advised mutual funds within the fund complex, enhanced governance capabilities, efficiency in operations and potentially result in long-term cost savings.

Agent Note: More detail about the anticipated benefits can be found beginning on page [9] of the Proxy Statement

The Board recommends a vote “FOR” this Proposal.

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WESTERN ASSET FUNDS – BOARD UNIFICATION PROXY

BASIC INFORMATION:

Shareholder Meeting Date/Time:	Tuesday, December 3rd, 2019 @ 10:00 A.M. (Eastern)

Shareholder Meeting Place:	620 Eighth Avenue, 49th Floor, New York, New York 10018

Record Date:	September 13, 2019 (shareholders entitled to vote)

Q1.  Why did I receive this proxy statement?

A1.  At least one Western Asset Fund in which you invest is having a shareholder meeting to elect Board members. The meeting will be held on December 3, 2019. You received the proxy statement and proxy card so that you can vote your shares in the Funds without attending the meeting in person. It is important that you vote your shares. The meeting will be held at the offices of Legg Mason at 620 Eighth Avenue, New York, New York, at 10:00 a.m.

Q2.  What is the proposal?

A2.  You are being asked to elect a slate of Board members for your Western Asset Fund. If the proposed slate of Board members is elected by shareholders, substantially all of the Western Asset-advised mutual funds within the Legg Mason fund complex will be overseen by the same Board. Currently those funds are overseen by two different Boards.

This proposal has no impact to the Funds’ current investment objectives, investment policies and guidelines. The establishment of the Unified Board will not change the day to day portfolio management of the Funds or have any effect on a fund’s investment objective or investment policies and guidelines.

Q3.  Why is this change being proposed?

A3.  Having a single Unified Board, instead of two Boards, oversee the affected funds is expected to:

1)	promote efficient and effective communications among the Board Members with oversight responsibility for the Western Asset Funds;
2)	promote enhanced governance capabilities, such as
•	consistency of policies and procedures across the Funds,
•	improving effectiveness of board oversight of the Funds, their management and other service providers,
•	increasing the range of experience among Board Members,
•

providing the Unified Board with greater flexibility to fill future Board vacancies, resulting from Board Member retirements or otherwise, without the time and expense of calling another shareholder meeting;

3)	promote a more efficient use of resources by management, which may enhance management’s productivity with respect to the Funds; and
4)	improve the long-term prospects for attracting and retaining qualified individuals to serve as Board Members.

See “Reasons for Realignment and Board Unification” starting on page 9 of the Proxy Statement for more details.

Q4.  How does the Board recommend that I vote?

A4.  The Board unanimously recommends that you vote FOR the election of each of the Nominees to the Unified Board.

Q5.  Who are the nominees for election to the single Board?

A5.  Nominees: There are 10 nominees for election to the single Board

•	Each Nominee currently serves on one of the two existing Boards, except for Peter Taylor who was appointed to other funds in the fund complex earlier in 2019.
•	The Nominees’ terms are expected to start on or about January 1, 2020 or promptly after the election of the Nominees if the Meeting is adjourned or postponed to a date after January 1, 2020.

NOMINEE	POSITION	BEGAN SERVING FUND COMPLEX
Robert Abeles, Jr	Board Member & Nominee	2013
Jane F. Dasher	Board Member & Nominee	1999
Anita L. DeFrantz	Board Member & Nominee	1998
Susan B. Kerley	Board Member & Nominee	1992
Avedick B. Poladian	Board Member & Nominee	2007
William E.B. Siart	Board Member & Nominee	1997
Jaynie Miller Studenmund	Board Member & Nominee	2004
Peter J. Taylor	Nominee	2019
Ronald L. Olson	Board Member & Nominee	2005
Jane Trust, CFA	President & CEO; Nominee	2015

Q6.  Why is the Board recommending a vote in favor of the election of each of the Nominees to the Unified Board?

A6.  The Boards believe that each Nominee’s experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Board Members will result in a Board with the requisite skills and attributes, including the ability to review, critically evaluate, question and discuss information provided to them, to interact effectively with the Manager, the subadvisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties.

The Boards have considered the following factors, among others, in reaching their conclusions with respect to the Nominees:

•	his or her character and integrity;

•	length of service as a board member of certain Funds;

•	willingness to serve and commit the time necessary to perform the duties of a Board Member;

•	as to each Nominee other than Mr. Olson and Ms. Trust, his or her status as not being an “interested person” (as defined in the 1940 Act) of the Funds (each an “Independent Board Member”).

For additional details regarding the specific experience, qualifications, attributes and/or skills of the Nominees, please see “Qualifications of Current Board Members and Nominees” starting on page 17 of the Proxy Statement for more details.

Q7.  Will the Funds pay for this proxy solicitation?

A7.  Yes, although management will bear all or a portion of the expense if the cost exceeds any expense limitation agreement in place for a Fund. All the cost of preparing, printing and mailing the proxy, and related materials, and the cost to solicit shareholder votes will be allocated among the Funds, typically on the basis of their relative net assets. The Funds will also reimburse brokerage firms, custodians, banks and fiduciaries for their expenses in forwarding the Proxy Statement and proxy materials to the Funds’ beneficial owners.

Q8.  How can I vote?

A8.  You can vote or provide voting instructions in one of four ways:

•	By telephone: Call the toll-free number printed on the enclosed Proxy Card(s) and follow the directions.
○	Most accounts: 1-800-337-3503
○	Variable annuity accounts: 1-866-298-8476

•	By internet: Access the website address printed on the enclosed Proxy Card(s) and follow the directions on the website.
○	www.proxy-direct.com

•	By mail: Complete, sign and date the Proxy Card(s) you received and return in the self-addressed, postage-paid envelope.

•	In person: At the Meeting to be held at the offices of Legg Mason, 620 Eighth Avenue, 49th Floor, New York, New York, on Tuesday, December 3, 2019 at 10:00 a.m. (Eastern time).

○	Even if you plan to attend and vote in person at the meeting, please promptly follow the instructions to submit voting instructions by mail, telephone or over the Internet.

Q9.  How do I vote if I hold my shares through a broker-dealer, bank, intermediary, insurance company or other financial institution (a “Service Agent”)?

A9.  If you hold shares of a Fund through a Service Agent, such as those listed above, , the Service Agent may be the record holder of your shares. You are strongly encouraged to give your Service Agent specific instructions as to how you want your shares to be voted.

Q10.  Why might I receive more than one Proxy Card?

A10.  If you own shares in more than one Fund on the Record Date, you may receive more than one proxy card. Even if you plan to attend the Meeting, please sign, date and return EACH proxy card you receive, or if you provide voting instructions by telephone or over the Internet, please vote on the proposal with respect to EACH Fund you own.

Q11.  Will I be notified of the results of the vote?

A11.  Yes, the final voting results will be included in the Fund’s next shareholder report following the Meeting.

Q12.  What happens if the proposal is not approved?

A12.  If there are not enough votes to approve the Nominees by the time of the meeting, the meeting may be adjourned to permit further solicitation of proxy votes or for the current Boards to consider alternate proposals. If shareholders do not ultimately approve the election of the Unified Board, the Funds’ Manager and, as applicable, Subadvisers, will continue to operate the Fund as they currently do.

Q13.  If approved, when would the changes take effect?

A13.  The Nominees’ terms are expected to start January 1, 2020. If the Meeting is adjourned or postponed to a date after January 1, 2020, then promptly after the election of the Nominees.

Q14.  Why was the definitive proxy initially filed on September 30, 2019 later refiled on October 7, 2019?

A.14  The definitive proxy was refiled on October 7, 2019 to reflect an update to the proxy cost estimate disclosed in the proxy statement. The proxy cost estimate increased due to an increase in the previously estimated number of beneficial holders on the record date entitled to vote.

Q15.  Whom should I call if I have questions?

A14.  If you have questions about the proposal described in the Proxy Statement or about voting procedures, please call the Funds’ proxy solicitor:

Computershare Fund Services, toll free at 866-300-0742.